                             PRELIMINARY COPY



                               STANHOME INC.
                            333 WESTERN AVENUE
                      WESTFIELD, MASSACHUSETTS  01085
                 ________________________________________

                 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                              April 28, 1994


      Notice is hereby given that the Annual Meeting of Stockholders of Stanhome Inc. will be held at the principal executive offices of the Company at 333 Western Avenue, Westfield, Massachusetts 01085, at 10:00 a.m. on Thursday, April 28, 1994, for the following purposes:

      1.  To elect four Class II Directors for a three-year term.

      2. To ratify the appointment by the Board of Directors of Arthur Andersen & Co. as independent accountants for 1994.

      3. To take action with respect to the amendment and restatement of the indemnification provision of the By-Laws.

      4. To transact such other business as may properly come before the meeting and any postponement or adjournment thereof.

      Stockholders of record as of the close of business on March 1, 1994 will be entitled to vote at the Annual Meeting and any postponement or adjournment thereof.

                                     By Order of the Board of Directors,

                                     BRUCE  H. WYATT, Clerk


Westfield, Massachusetts
March 18, 1994

                 ________________________________________

                                 IMPORTANT



      All Stockholders are cordially invited to attend the meeting. Whether or not you plan to attend in person, you are urged to complete, date, and sign the enclosed Proxy card and return it promptly in the envelope provided. This will assure your representation and a quorum for the transaction of business at the meeting. If you do attend the meeting, you may vote in person, if you desire to do so, even if you had returned a Proxy card.

                               STANHOME INC.

                              PROXY STATEMENT

                             PRELIMINARY COPY
                                                            March 18, 1994

                  SOLICITATION AND REVOCATION OF PROXIES

      The accompanying Proxy is solicited by the Board of Directors for use at the Annual Meeting of Stockholders of Stanhome Inc. (the "Company") to be held at 10:00 a.m. on Thursday, April 28, 1994, at the principal executive offices of the Company, 333 Western Avenue, Westfield, Massachusetts 01085. Any Proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. Proxies may be revoked by (i) filing with the Clerk, at or before the 1994 Annual Meeting of Stockholders (the "Annual Meeting"), a written notice of revocation bearing a later date than the Proxy; (ii) duly executing and submitting a subsequent Proxy relating to the Annual Meeting; or (iii) voting in person at the Annual Meeting (although attendance at the Annual Meeting will not, in and of itself, constitute a revocation of a Proxy). Any written notice revoking a Proxy should be sent to Bruce H. Wyatt, Clerk, Stanhome Inc., 333 Western Avenue, Westfield, Massachusetts 01085.

      The expense of solicitation of Proxies will be borne by the Company. The Company has retained Morrow & Co., New York, New York, to aid in the solicitation of Proxies. It is estimated that the cost of these services will be approximately $5,000 plus expenses. Proxies will be solicited by personal interview, mail, and telephone. Brokerage houses, other custodians, and nominees will be asked whether other persons are the beneficial owners of the Common Stock, par value $.125 per share, together with the associated common stock purchase rights (the "Common Stock") which they hold of record, and, if so, they will be supplied with additional copies of the Proxy and Proxy materials for distribution to such beneficial owners. The Company will, in addition, reimburse parties holding shares of Common Stock in their names or in the names of their nominees for their reasonable expenses in sending Proxies and Proxy materials to the beneficial owners of the shares of Common Stock (the "Stockholders").

      The matters to be considered and acted upon at the Annual Meeting are referred to in the preceding Notice. If the enclosed Proxy is properly executed and returned to the Company, all shares represented thereby will be voted as indicated thereon.

      The address of the Company's principal executive offices is 333 Western Avenue, Westfield, Massachusetts 01085, U.S.A. This Proxy Statement and the accompanying Proxy card are being mailed on or about March 18, 1994 to each Stockholder of record as of the close of business on March 1, 1994.

                               ANNUAL REPORT

      The Annual Report to Stockholders of the Company for the year ended December 31, 1993, including the financial statements for the 1993 fiscal year, is to be accompanied by this Proxy Statement and mailed on or about March 18, l994 to each Stockholder of record as of the close of business on March 1, 1994.

              VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

      On March 1, 1994, there were outstanding 19,403,499 shares of the Common Stock, which is the only class of stock outstanding and entitled to vote at the Annual Meeting and any postponement or adjournment thereof.
The holders of such shares will be entitled to cast one vote for each share held of record as of the record date. To the best knowledge of the Company, the only beneficial owners of more than 5% of the Company's Common Stock as of December 31, 1993 were as follows:

                                          Amount and
                                          nature of
Title of       Name and address of        beneficial        Percent of
Class           beneficial owner          ownership (1)        Class
Common Stock   Ariel Capital Management,  2,195,685 shares    11.32%
                Inc.                      owned directly
               307 North Michigan Avenue
               Chicago, IL 60601

Common Stock   Mitchell Hutchins          1,228,200 shares     6.33%
                Institutional Investors   owned directly
               600 Fifth Avenue
               New York, NY  10020


      Management of the Company beneficially owned, as of January 31, 1994, shares of the Company's Common Stock as follows:

                                    Amount and Nature             Percent
Title of       Name of              of beneficial                 of
Class          beneficial owner     ownership (1)(2)              Class(3)
Common Stock   John F. Cauley, Jr.  3,450 shares owned directly      --
                                    and 0 shares owned indirectly

Common Stock   Janet M. Clarke      350 shares owned directly        --
                                    and 0 shares owned indirectly

Common Stock   Alejandro Diaz       224,213 shares owned directly    1.17%
                                    and 3,985 shares owned
                                    indirectly (4)

Common Stock   Judith R. Haberkorn  475 shares owned directly and    --
                                    0 shares owned indirectly

Common Stock   Thomas R. Horton     2,450 shares owned directly      --
                                    and 0 shares owned indirectly

Common Stock   Allan G. Keirstead   130,482 shares owned directly    --
                                    and 1,057 shares owned indirectly

Common Stock   Alla O'Brien         6,160 shares owned directly      --
                                    and 0 shares owned indirectly

Common Stock   Homer G. Perkins     19,920 shares owned directly     --
                                    and 95,040 shares owned
                                    indirectly (5)

Common Stock   G. William Seawright 2,550 shares owned directly      --
                                    and 0 shares owned indirectly

Common Stock   H. L. Tower          108,284 shares owned directly    --
                                    and 0 shares owned indirectly

Common Stock   Anne-Lee Verville    1,225 shares owned directly and  --
                                    0 shares owned indirectly
                                    -3-

Common Stock   Eugene Freedman      169,834 shares owned directly    --
                                    and 380 shares owned indirectly

Common Stock   James P. Smith, Jr.  76,100 shares owned directly
                                    and 30 shares owned indirectly   --

Common Stock   All Directors and    870,240 shares owned directly    4.92%
               Executive Officers   and 108,882 shares owned
               as a Group           indirectly
               (18 persons)
___________________________________________________________________________

      (1)Unless otherwise noted, the nature of beneficial ownership is sole voting and/or investment power. Fractional amounts have been rounded to the nearest whole share of Common Stock.

      (2)Includes shares over which the Directors, the named Executive Officers, and All Directors and Executive Officers as a Group are deemed to hold sole voting and/or investment power by reason of options granted to them under the Company's 1984 and 1991 Stock Option Plans and Special Interim Chief Executive Officer Stock Option Plan which are exercisable on January 31, 1994, or within 60 days thereafter, including as follows: Mr. Cauley (2,250 shares), Ms. Clarke (0 shares), Mr. Diaz (120,450 shares), Ms. Haberkorn (375 shares), Messrs. Horton (2,250 shares), Keirstead (83,200 shares), Ms. O'Brien (2,250 shares), Messrs. Perkins (2,250 shares), Seawright (2,250 shares), Tower (30,375 shares), Ms. Verville (1,125 shares), Messrs. Freedman (98,100 shares), and Smith (76,100 shares).

      (3)Unless otherwise noted, percent of class of each Director and named Executive Officer is less than 1%.

      (4)Includes 3,000 shares of Common Stock owned by a minor child of Mr. Diaz.

      (5)Includes 80,000 shares of Common Stock owned by The Frank Stanley Beveridge Foundation, Inc., of which Mr. Perkins is a Director, and 15,040 shares held by the residuary trust established under the Will of Frank Stanley Beveridge. Mr. Perkins shares voting and investment power over these shares and disclaims any beneficial interest in all such shares.


                           ELECTION OF DIRECTORS

      The Board of Directors of the Company (the "Board") consists of eleven members who are constituted into three separate classes serving three years each with one class being elected each year. The term of office of the four incumbent Class II Directors, Ms. Janet M. Clarke, Mr. Alejandro Diaz, Mr. Allan G. Keirstead, and Ms. Alla O'Brien, expires at the Annual Meeting. The Board proposes their election for a three-year term expiring at the annual meeting of Stockholders in April 1997. The election of the four nominees named above requires the affirmative vote of the holders of a majority of the Common Stock present in person or represented by Proxy at the Annual Meeting at which there is a quorum. Abstentions will be treated as votes cast and will have the effect of votes against in the voting count for the election of Directors. Shares of Common Stock that are represented by a broker and not voted with respect to a particular matter are not treated as being present at the Annual Meeting and will have no effect on the voting count.

      The Board has adopted several policies concerning resignation and retirement of Directors from the Board, one providing for review by the Board of a Director's continued membership following a change in principal employment, and another providing for retirement at age 72, excluding Mr. Perkins who is not subject to this policy. Ms. O'Brien will reach age 72 before the annual meeting of Stockholders in April 1995 and, in accordance with the Board policy, she has indicated her intention to resign prior to that time with her successor to be appointed by the Board to fulfill her unexpired term.

      It is intended that Proxies of Stockholders containing no designation to the contrary will be voted for the election of the four nominees named above.

      If for any reason any nominee is not available to serve when the election occurs, the persons named in the Proxies will vote the Proxies in accordance with their best judgment. The Board has no reason to believe that any nominee will not be available.

             INFORMATION AS TO BOARD OF DIRECTORS AND NOMINEES
                                                                Expiration
                                                                of Present
                                                                   or
                           Business Experience and              Proposed
Name (Age)                   Other Directorships                  Term
NOMINEES

CLASS II
Janet M. Clarke (41)       Senior Vice President, Manufacturing -  1997
Director since 1994        Financial Printing Services Group,
                           R.R. Donnelley & Sons Company
                           ("Donnelley"), New York, NY since
                           1993.  Formerly Senior Vice President
                           and Vice President - Documentation
                           Services Group of Donnelley since
                           1990 and 1988, respectively.

Alejandro Diaz (49)        Executive Vice President of the         1997
Director since 1988        Company since September 1993, having
                           previously served as Chief Executive
                           Officer from 1990 to August 1993;
                           previously served as President from
                           1988 to 1993, as Chief Operating
                           Officer from 1989 to 1990 and as Vice
                           President of the Company until 1988.

Allan G. Keirstead (49)    Executive Vice President                1997
Director since 1985        and Chief Administrative and
                           Financial Officer of the Company
                           since 1988.

Alla O'Brien (70)          Retired as Associate Trustee and        1997
Director since 1977        Senior Vice President of The
                           Putnam Funds, Boston, MA in 1993;
                           previously served as Trustee of
                           The Putnam Funds since 1975.  Became
                           Senior Vice President of The
                           Putnam Funds in 1982.

INCUMBENT DIRECTORS
                                    -5-

CLASS I

Judith R. Haberkorn (47)   Vice President - Consumer Markets,      1996
Director since 1993        NYNEX Corporation, New York, NY since
                           1994.  Formerly Vice President-Sales
                           and Marketing, New York Telephone Co.
                           since 1992 and Vice President -
                           Materials Management, Telesector
                           Resources Group, Inc., a NYNEX company,
                           New York, NY in 1990 after serving
                           as General Manager Access Markets,
                           New England Telephone Company, a
                           NYNEX company, Boston, MA since 1988.

Thomas R. Horton (67)      Retired as Chairman and Chief Execu-    1996
Director since 1991        tive Officer of American Management
                           Association, New York, NY in 1992 and
                           1991, respectively, after serving
                           since 1989 and 1982, respectively.
                           Also, Director of American Precision
                           Industries, Inc., Buffalo, NY.

H. L. Tower (61)           Chairman of the Board since             1996
Director since 1978        1982 and Chief Executive Officer
                           from 1978 to 1990; retired as an
                           associate from the Company
                           in 1992; served briefly in 1993 as
                           interim President and Chief Executive
                           Officer.  Also, Director of Tambrands,
                           Inc., White Plains, NY,  and Forman
                           Brothers Inc., Washington, D.C.

CLASS III

John F. Cauley, Jr. (61)   Retired as President of                 1995
Director since 1987        Friendly Ice Cream Corporation,
                           a subsidiary of Tennessee
                           Restaurant Company, Memphis,
                           TN in 1989.  Also, Director of
                           P.F.C. Corp., Boca Raton, FL.

Homer G. Perkins (77)      Retired as Chairman of the              1995
Director since 1954        Board of the Company in
                           1982.  Also, Director of The
                           Frank Stanley Beveridge
                           Foundation, Inc.

G. William Seawright (52)  President and Chief Executive           1995
Director since 1990        Officer of the Company since No-
                           vember 1993.  Formerly President
                           and Chief Executive Officer
                           of The Paddington
                           Corporation, an importer
                           of wines and spirits,
                           Fort Lee, NJ since 1990, after
                           having previously served as
                           President of Heublein Inter-
                           national and Senior Vice President
                           of Heublein, Inc. since 1986.

Anne-Lee Verville (48)     General Manager - IBM Education         1995
Director since 1991        Businesses of International
                                    -6-

                           Business Machines Corporation
                           ("IBM"), Stamford, CT since 1994.
                           Formerly President-General Sector
                           Division of IBM since 1991 and
                           Assistant General Manager,
                           Financial Planning for IBM in
                           1990 after serving as Assistant
                           General Manager, Finance and
                           Planning of IBM US Marketing
                           and Services since 1988.

                  REMUNERATION OF NON-EMPLOYEE DIRECTORS

      The Board establishes the compensation paid to each Director, who is not also an employee of the Company, for all services in such capacity. The current schedule of such amounts is as follows:

(1) For service as a member of the Board, a retainer of $15,000 per annum, plus $1,200 for attendance at each meeting of the Board;

(2) For service as Chairman of the Board, an additional retainer of $50,000 per annum;

(3) For service as a Board Committee member, an attendance fee of $800 for each Committee meeting and meeting held in connection with the selection of potential nominees for positions on the Board; and

(4) For service as Chairman of a Committee of the Board, an additional attendance fee of $200 per Committee or other meeting referred to above.

      Payment of these amounts may be partially or fully deferred by the Director at interest (at the Company's cost of borrowing) until a later year, retirement from the Board, or in the event of a change in control of the Company in which case the Director will also be reimbursed for any excise or other taxes incurred as a result of such payment.

      In addition, for the five-year period ending in 1995, as of the day following the annual meeting of Stockholders each then serving non-employee Director receives a grant of 1,500 non-qualified options to purchase shares of the Common Stock at an exercise price equal to the fair market value of the Common Stock on the grant date. The options vest in 25% increments on February 1 in each of the four succeeding years after the grant and expire on the tenth anniversary of the grant.

      Upon retirement of a non-employee Director at any time after age 60 with 5 years of service on the Board, he or she will become an "Advisory Director" who may be called upon for advice by the Chief Executive Officer of the Company as the occasion arises. For such services, an Advisory Director shall receive, in addition to current attendance fees for his or her requested participation at meetings, the annual retainer at the rate in effect at the time of his or her retirement for a period of years equal to the Director's years of service but not in excess of 10 years or until his or her earlier death. In the event of a change in control of the Company, each Advisory Director and each Director then eligible to retire and become an Advisory Director will receive the balance of the retainer payments due for his or her term, or remainder thereof, as an Advisory Director, plus reimbursement for any excise or other taxes incurred as a result of such payment.

          Directors receive reimbursement from the Company for expenses
                                    -7-
incurred in connection with service in that capacity. Directors who are also employees of the Company receive no additional compensation for their services as Directors.

      In addition to the foregoing standard arrangements, during 1993 the Board approved payment of consulting fees of $1,000 to each of Mr. Cauley and Ms. Verville for services provided in connection with compensation reviews.

         ADDITIONAL INFORMATION CONCERNING THE BOARD OF DIRECTORS

Committees

      The Audit Committee comprised now of Mr. Cauley (Chairman), Ms. Clarke, Ms. Haberkorn, Mr. Horton, Ms. O'Brien, Messrs. Perkins and Tower, and Ms. Verville held three meetings during 1993. Mr. Albert F. Clear retired as a member of this Committee on March 4, 1993. Mr. Robert G. Widham formerly served on this Committee until his death on September 29, 1993. Mr. Seawright formerly served on this Committee until his resignation in connection with his election as President and Chief Executive Officer on November 9, 1993. This Committee, which consists entirely of non-employee Directors, provides oversight of the Company's audit, accounting, reporting, and control practices and provides a non-management link between the Board and the director of the Company's internal auditing department. This Committee reviews the activities of the internal auditing department and the Company's independent accountants. It also reviews the adequacy of the Company's accounting, financial, and operating controls and reports to the full Board as necessary.

      The Compensation and Stock Option Committee comprised now of Ms. Verville (Chairman), Mr. Cauley, and Ms. O'Brien held eight meetings during 1993. Mr. Clear retired as the Chairman and a member of this Committee on March 4, 1993. Mr. Perkins formerly served on this Committee until April 22, 1993. Mr. Seawright formerly served on this Committee until his resignation in connection with his election as President and Chief Executive Officer on November 9, 1993. This Committee, which consists entirely of non-employee Directors, determines compensation policy for the Company, approves or recommends to the Board compensation of the Directors and officers of the Company, and reviews and acts on recommendations from the Chief Executive Officer which concern awarding of stock options and administering the stock option plans of the Company.

      The Search Committee comprised of Ms. O'Brien (Chairman), Messrs. Cauley and Horton, and Ms. Verville held four meetings in 1993. This special Committee, which consisted entirely of non-employee Directors, was established to search out and recommend a candidate for the Company's President and Chief Executive Officer position. Upon the election of Mr. Seawright on November 9, 1993, this Committee was dissolved.

      The Organization Committee comprised now of Mr. Horton (Chairman), Ms. Clarke, Ms. Haberkorn, Messrs. Perkins and Tower held four meetings during 1993. Ms. O'Brien and Mr. Seawright formerly served on this Committee until April 22, 1993. Mr. Widham formerly served on this Committee until his death on September 29, 1993. This Committee, which consists entirely of non-employee Directors, provides the Board with Director and corporate officer recommendations, including the Chief Executive Officer of the Company, proposes to the Board each year a slate of Directors for recommendation and submission to Stockholders at the Company's next annual meeting of Stockholders, and deals with all aspects of the Director selection process, reviewing prospective Director candidates in the light of anticipated resignations and retirements and the appropriate composition of the Board.

      In accordance with the Company's Restated Articles of Organization, as amended, the Organization Committee will consider a nominee for election to the Board recommended by a Stockholder if the Stockholder gives notice in writing to the Secretary of the Company, at least 45 days in advance of the anniversary of the date of the previous annual meeting of Stockholders, which notice includes:

      (a) The name and address of the Stockholder who intends to make the nomination and the name and address of the person or persons to be nominated;

      (b) A representation that the Stockholder is a holder of record of the Company and intends to appear in person or by proxy at the Company's next annual meeting of Stockholders to nominate the person or persons specified in the notice;

      (c) A description of all arrangements or understandings between the Stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the Stockholder;

      (d) Such other information regarding each nominee proposed by such Stockholder as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and

      (e) The consent of each nominee to serve as a Director if so elected.

      In addition to the Committee meetings referred to above, the full Board held seven regular meetings and four special meetings during 1993. Due to serious illness and hospitalization during the year, one former Director, Mr. Widham, attended 3 of the 7 meetings of the Board and 3 of the 4 meetings of the Committees of which he was a member that were held prior to his death on September 29, 1993.

                          EXECUTIVE COMPENSATION

      The following table sets forth, for the fiscal years ended December 31, 1993, 1992, and 1991, the cash compensation paid by the Company and its subsidiaries, as well as all other plan and non-plan compensation awarded to, earned by, or paid to the present Chief Executive Officer, the former Chief Executive Officer, and the four most highly compensated Executive Officers of the Company, other than the Chief Executive Officer, who were serving at the end of 1993 (all six persons collectively, the "Named Executive Officers") for all services rendered in all capacities to the Company and its subsidiaries:

                        SUMMARY COMPENSATION TABLE
                                                    Long Term
                                                    Compen-
                                 Annual             sation
                              Compensation (6)      Awards (7)

                                                    Securities
Name                                                Under-
and                                                 lying      All Other
Principal                                           Options    Compensa-
Position             Year   Salary($)   Bonus($)    (#)        tion($)(8)
                                    -9-

G. W. Seawright,     1993   $ 72,318    $  117,123  101,500    $31,228
President and        1992          0             0    1,500     29,400
Chief Executive      1991          0             0    1,500          -
Officer
H.L. Tower,          1993   $      0    $    3,675   61,500    $66,884
former President     1992    350,000        27,375   31,000      7,397
and Chief Execu-     1991    437,500        45,833        0          -
tive Officer

A. Diaz,             1993    400,000         5,000   37,000      8,942
Executive Vice       1992    393,750        95,000   31,000      8,012
President, former    1991    362,500        65,000        0          -
President and
Chief Executive
Officer, (Chief
Executive Officer
of Stanhome World-
wide Direct Selling
Group)

E. Freedman,         1993    475,000     2,610,000   20,000     30,626
Executive Vice       1992    440,000     2,413,509   21,600     30,602
President            1991    440,000     2,345,521        0          -
(President of
Enesco Corpora-
tion and Chief
Executive Officer of
Enesco Worldwide
Giftware Group)

A. G. Keirstead,     1993    325,750        57,221   20,000      7,766
Executive Vice       1992    303,750        71,550   21,600      6,759
President and Chief  1991    276,250        63,050        0          -
Administrative and
Financial Officer

J. P. Smith, Jr.,    1993    283,333       320,900   14,000      9,481
Executive Vice       1992    265,167       181,828   12,000      8,884
President            1991    250,583       151,156        0          -
(President of The
Hamilton Collection,
Inc. and Chief
Executive Officer
of Hamilton
Worldwide Direct
Response Group)
______________________________________________________________________

      (6)Annual compensation includes bonus compensation for the year, whether paid in that year or in the succeeding year, under agreements with Messrs. Seawright, Diaz, Freedman, and Smith and pursuant to the Company's Management Incentive Plan with respect to the other Named Executive Officers, and also includes salary compensation deferred through the Company's Investment Savings Plan.

      (7)All long term compensation awards to the Named Executive Officers during the three-year period were made in the form of non-qualified stock options granted under the Company's 1984 and 1991 Stock Option Plans and, in the case of Mr. Tower in 1993, also under the Special Interim Chief Executive Officer Stock Option Plan. No stock appreciation rights ("SARs") were awarded either singly or in tandem with the granted options.
                                   -10-

      (8)In accordance with the transition provisions of rules of the Securities and Exchange Commission, information with respect to fiscal year 1991 is omitted. All other compensation in 1993 consisted of the following items for: G. W. Seawright, $1,278 insurance premiums paid by the Company with respect to term life insurance for his benefit ("Insurance Premiums") and $29,950 retainer and meeting attendance fees for service as a non-employee Director before his employment by the Company; H.L. Tower, $1,917 Insurance Premiums and $64,967 retainer and meeting attendance fees for service as a non-employee Director and Chairman of the Board before and after his brief employment by the Company; A. Diaz, $2,358 matching contribution under the Company's 401(k) Investment Savings Plan, $500 contribution under the Company's Payroll-Based Stock Ownership Plan ("PAYSOP Contribution"), and $6,084 Insurance Premiums; E. Freedman, $30,000 contribution under the Enesco Profit Sharing Plan, $500 PAYSOP Contribution, and $126 Insurance Premiums; Allan G. Keirstead, $2,358 matching contribution under the Company's 401(k) Investment Savings Plan, $500 PAYSOP Contribution, and $4,908 Insurance Premiums; and J. P. Smith, Jr., $4,497 contribution under the Hamilton Group Profit Sharing Plan, $500 PAYSOP Contribution, and $4,484 Insurance Premiums.

      The following table contains information concerning individual grants of stock options made by the Company to each of the Named Executive Officers during the last fiscal year:

                     OPTION GRANTS IN LAST FISCAL YEAR
                                                               Grant Date
                               Individual Grants (9)              Value
                 Number
                 of Sec-  % of
                 urities  Total
                 Under-   Options                                 Grant
                 lying    Granted to  Exercise                    Date
                 Options  Employees   or Base                     Present
                 Granted  in Fiscal   Price     Expiration        Value
Name             (#)(10)  Year        ($/Sh)    Date              $(11)
___________________________________________________________________________
G. W. Seawright    1,500    .3%       $27.375   April 22, 2003    $  9,900
                 100,000  20.5%        28.625   November 8, 2003   700,000

H.L. Tower         1,500    .3%        27.375   April 22, 2003       9,900
                  60,000  12.3%        26.875   September 8, 2003  418,800

A. Diaz           37,000   7.6%        33.25    March 2, 2003      457,690

E. Freedman       20,000   4.1%        33.25    March 2, 2003      247,400

A. G. Keirstead   20,000   4.1%        33.25    March 2, 2003      247,400

J.P. Smith, Jr.   14,000   2.9%        33.25    March 2, 2003      173,180
___________________________________________________________________________

      (9)The individual grants described herein were all made in the form of non-qualified stock options under the Company's 1991 Stock Option Plan, except for the grant of 60,000 non-qualified stock options to Mr. Tower which was made under the Company's Special Interim Chief Executive Officer Stock Option Plan. No SARs were granted by the Company during 1993.

      (10)All Options granted have a ten-year term and become exercisable
                                   -11-

in 25% annual increments on the next four consecutive anniversaries of their date of grant, except for the grant of 60,000 non-qualified stock options to Mr. Tower, of which the 30,000 options that vested during his tenure as interim President and Chief Executive Officer became exercisable in full on March 10, 1994 and the other 30,000 options were forfeited as of December 1, 1993 following his termination of employment at the Company as interim President and Chief Executive Officer.

      (11)The Company used the Black-Scholes option pricing model to determine the present value of the options granted as of their respective date of grant. The assumptions used relating to the expected volatility, risk-free rate of return, dividend yield and time of exercise were as follows: (i) volatility was calculated based on the daily change in the Company's stock price during the 180 trading days preceding the option grant date; (ii) risk-free rate of return was the yield as of the option grant date on U.S. Treasury bonds maturing in ten years; (iii) dividend yield was computed based on the then most recent four quarterly dividends paid on Company stock divided by the Company's stock price as of the option grant date; and (iv) time of exercise was the full term of the option granted. There were no adjustments made in the option pricing model for non-transferability or risk of forfeiture of the options granted.


      The following table sets forth information concerning the exercise of stock options by each of the Named Executive Officers during the last fiscal year and the value of unexercised stock options held by each of them as of the end of the fiscal year:

 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION VALUES
                                       Number of
                                       Securities       Value of
                                       Underlying       Unexercised
                                       Unexercised      In-the-Money
                                       Options at       Options at
                Shares                 FY-End (#)       FY-End ($)
                Acquired
                on           Value     Exercisable/     Exercisable/
Name            Exercise     Realized  Unexercisable    Unexercisable
                (#)          ($)
___________________________________________________________________________
G. W. Seawright   0          $0         1,125/103,375    $    188/$534,938

H. L. Tower       0           0             0/ 31,500           0/ 219,750

A. Diaz           0           0        90,950/ 72,750     567,256/ 111,969

E. Freedman       0           0        79,700/ 44,200     659,200/  69,525

A. G. Keirstead   0           0        64,800/ 44,200     404,625/  69,525

J. P. Smith, Jr.  0           0        65,450/ 27,150     298,469/  38,406
___________________________________________________________________________

      Pension Plan. The Company maintains a Pension Plan and a supplemental retirement plan to which it makes contributions in amounts determined annually by independent actuaries. Except for Messrs. Freedman and Smith, all of the Named Executive Officers are eligible to participate in both the Pension Plan and also the supplemental retirement plan and to receive reduced annual benefits prior to fully vesting therein in the event of death or involuntary termination without cause. Pension Plan benefit payments are subject to a maximum allowed under Section 415 of the Internal Revenue Code of $118,800 in 1994. For purposes of the Pension Plan, 1994 compensation in excess of $150,000 is excluded. The following table has been prepared without regard to these limitations, however, and it includes amounts attributable to the supplemental retirement plan in which Messrs. Seawright, Tower, Diaz, and Keirstead participate as Executive Officers who are also Directors:

                          PENSION PLAN TABLE (12)
Remuneration                           Years of Service
_________________________________________________________________________
Final
Average
Compen-
sation          5            10           20            30           40
_________________________________________________________________________
$350,000    $175,000      $175,000     $175,000     $175,000     $175,000
 400,000     200,000       200,000      200,000      200,000      200,000
 450,000     225,000       225,000      225,000      225,000      225,000
 500,000     250,000       250,000      250,000      250,000      250,000
 550,000     275,000       275,000      275,000      275,000      275,000
 600,000     300,000       300,000      300,000      300,000      300,000
 650,000     325,000       325,000      325,000      325,000      325,000
 700,000     350,000       350,000      350,000      350,000      350,000
 750,000     375,000       375,000      375,000      375,000      375,000
 800,000     400,000       400,000      400,000      400,000      400,000
_________________________________________________________________________

      (12)The information contained in this Pension Plan Table pertains to the cumulative Pension Plan and supplemental retirement plan estimated annual benefits payable to qualified participants.


      For purposes of the Pension Plan and the supplemental retirement plan, "compensation" includes total wage, salary, bonus, Company automobile benefit, and commission payments and any amount which is contributed by the employer pursuant to a salary reduction agreement and which is not includible in gross income under the Internal Revenue Code, but it does not include other payments to benefit plans or reimbursement for business expenses. For each of the participating Named Executive Officers, substantially all of the items of compensation covered by the Pension Plan and the supplemental retirement plan are also included in the Summary Compensation Table columns entitled "Salary ($)" and "Bonus ($)". The pension benefit is based on the employee's "Final Average Compensation" which means the highest average of annual compensation paid during any five consecutive calendar years during the employee's last ten years of employment. The number of credited years of service is currently as follows for each of the Named Executive Officers (except for Mr. Tower who retired on December 31, 1992 with 15 years of service, Mr. Freedman who instead participates in the Enesco Profit Sharing Plan, and Mr. Smith who instead participates in the Hamilton Group Profit Sharing Plan): Mr. Seawright, 0; Mr. Diaz, 22; and Mr. Keirstead, 24. Both Messrs. Diaz and Keirstead are fully vested in the Pension Plan and will become fully vested in the supplemental retirement plan upon reaching age 55. Mr. Seawright will become fully vested in the supplemental retirement plan upon reaching age 57 and in the Pension Plan on November 9, 1998.

      The Pension Plan's portion of the estimated annual benefits shown above is based upon an assumed normal retirement in 1994 at age 65, is payable on a straight-life annuity basis to participants under the Pension Plan in specified compensation and years of service classifications, and is equal to 1 1/2% of the participant's Final Average Compensation multiplied by his years of service up to 33 1/3 years, plus 1/2% for each Year of Service beyond that. These benefits are reduced by a percentage of the retired employee's primary Social Security benefit (not to exceed 50% of that benefit) and also are offset by any benefits from Company contributions under the Company's Profit Sharing Plan, to which Company contributions were discontinued when the Pension Plan came into existence on January 1, 1980. The retirement benefit is reduced in the event of early retirement prior to age 62. The Pension Plan also provides for a surviving spouse's benefit in the event of the death of a vested participant. Upon his retirement on December 31, 1992, Mr. Tower elected to receive annual benefits under the Pension Plan's 50% joint and survivor annuity option in the amount of $71,454.

      The supplemental retirement plan's portion of the estimated annual benefits shown above is computed based upon an assumed normal retirement in 1994 at age 65 and is equal to 50% of the participant's average of annual compensation during the five highest compensated years out of the last ten years of his employment prior to retirement, less the following: (i) benefits from Company contributions under the Pension Plan; (ii) benefits from Company contributions under the Company's Profit Sharing Plan, to which Company contributions were discontinued when the Pension Plan came into existence on January 1, 1980; and (iii) 50% of the retired employee's Social Security benefits. The retirement benefit is reduced in the event of early retirement, as specified under the supplemental retirement plan, prior to age 62. The supplemental retirement plan also includes disability and surviving spouse's benefits as stipulated in agreements with each of Messrs. Seawright, Diaz, and Keirstead. These agreements provide for a monthly retirement benefit in an amount subject to the individual taking a normal or early retirement from the Company. An early retirement for any reason other than a discharge for cause shall subject the monthly retirement benefit to a stipulated percentage reduction. Upon his retirement on December 31, 1992, Mr. Tower began to receive annual benefits under the supplemental retirement plan in the amount of $284,813 plus an additional annual social security supplement until he reaches age 65 in the amount of $12,792, both of which are payable as 50% joint and survivor annuities.

      Employment Contracts and Termination of Employment and Change in Control Arrangements. Mr. Seawright, President and Chief Executive Officer of the Company, received $72,318 for his service since November 9, 1993 based on his annual base salary of $500,000 in 1993. He also received a signing bonus in the amount of $110,000, reimbursement of relocation expenses, and an award of 100,000 non-qualified options to purchase Company stock under an employment agreement which will expire in 1998. Among standard executive officer fringe benefits, he is eligible to earn an additional amount of up to 60% of his annual base salary by participating in the Company's MIP program commencing in 1994, receives special medical insurance coverage including his spouse, and has a spousal death benefit. The Company has also entered into a retirement agreement with Mr. Seawright which is more fully described elsewhere in this Proxy Statement.

      Mr. Diaz, Executive Vice President and former President and Chief Executive Officer of the Company, received an annual base salary of $400,000 in 1993 and was eligible for a bonus of up to 60% of his annual base salary under the Company's MIP program pursuant to an employment agreement which will expire in 1998. The Company previously entered into a supplemental retirement agreement with Mr. Diaz which is more fully described elsewhere in this Proxy Statement.

      Mr. Freedman, Executive Vice President of the Company and President and Chief Executive Officer of Enesco Corporation, received an annual base salary of $475,000 in 1993 and was entitled to a bonus in an amount equal to the excess of five percent of Enesco's pre-tax net income over the paid annual base salary pursuant to an employment agreement, as amended, which will expire in 1997. His agreement also includes a severance benefit, payable in a lump sum cash payment within five business days of termination, equal to approximately three times his annual base amount as defined in Section 280G of the Internal Revenue Code if his employment terminates within two years following a change in control of the Company for any reason other than death, disability, retirement, or cause, or his voluntary termination without good reason.

      The Company has entered into both a supplemental retirement agreement and a severance agreement with Mr. Keirstead, Executive Vice President of the Company, each of which is more fully described elsewhere in this Proxy Statement.

      Mr. Smith, Executive Vice President of the Company and President and Chief Executive Officer of The Hamilton Collection, Inc., received an annual base salary of $283,333 in 1993 and was entitled to a bonus in an amount equal to two and one-half percent of Hamilton's pre-tax net income pursuant to an employment agreement, as amended, which will expire in 1996. His agreement also includes a severance benefit, payable in a lump sum cash payment within five business days of termination, equal to approximately three times his annual base amount as defined in Section 280G of the Internal Revenue Code if his employment terminates within two years following a change in control of the Company for any reason other than death, disability, retirement, or cause, or his voluntary termination without good reason.

      The Company has separate change in control agreements with Messrs. Seawright, Diaz, and Keirstead under which each of these individuals is entitled to a severance benefit, payable on or before termination for any reason (other than death, disability, retirement, termination for substantial cause, or voluntary termination without good reason) occurring within two years following a change in control of the Company, equal to three times the annual base salary rate plus bonus under the Management Incentive Plan and to certain fringe benefits for a three-year term; in addition, the individuals will be reimbursed for any excise or other taxes incurred as a result of such payment. Amounts received under these agreements with each of Messrs. Seawright and Diaz, excluding payments for taxes, offset any payments to be made as a result of his termination of employment under his employment agreement. Terminations in non-change in control situations are governed by the provisions of their employment agreements for both Messrs. Seawright and Diaz and by the Company's general employee severance policy as confirmed by the severance agreement with Mr. Keirstead under which he is entitled to a severance benefit, payable in a lump sum or over a period of time following termination for any reason (other than death, disability, retirement, or termination for substantial cause), equal to his annual base salary for a period of between one or two years depending on his years of service and certain fringe benefits for up to a fifteen-month term.

        COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

      During 1993, the following Directors, none of whom were then officers or employees of the Company or any of its subsidiaries, served on the

Board's Compensation and Stock Option Committee: Ms. Verville, Mr. Cauley, Ms. O'Brien, and Messrs. Clear, Perkins, and Seawright. Mr. Clear retired as the Chairman and a member of the Committee on March 4, 1993. Mr. Perkins served on the Committee until April 22, 1993. Mr. Seawright resigned from the Committee on November 9, 1993 when he became an employee and Executive Officer of the Company. Of the Committee members, only Mr. Perkins is a former officer of the Company or any of its subsidiaries, and only Ms. Verville had any relationship requiring disclosure in that the Company and its subsidiaries purchased computers and related products from and had various maintenance and service contracts with International Business Machines Corporation ("IBM"). Ms. Verville, a Director of the Company, is the General Manager - IBM Education Businesses. During 1993, IBM had worldwide sales and service payments from the Company and its subsidiaries of $542,585.

 COMPENSATION AND STOCK OPTION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      The Company's executive compensation program is administered by the Compensation and Stock Option Committee of the Board of Directors. The Committee is comprised of non-employee Directors who approve or recommend to the Board salary and bonus amounts and other annual compensation and long term compensation awards for the Executive Officers of the Company.

      The Company's executive compensation program during 1993 had three components which included base salary and fringe benefits, incentive bonus opportunity, and option awards to purchase Company stock. The Committee's compensation policies regarding these components are designed to provide a compensation package which is targeted at the third quartile level of total compensation for similarly situated executive officers in other U.S. public companies of comparable size and geographic diversity as follows: base salaries and fringe benefits are set at the annual base salary and fringe benefit amounts of comparable executive officers; pay for performance bonuses are determined under the Company's Management Incentive Plan ("MIP") which provides for annual incentive opportunities amounting to a specified percentage of up to 60% of the Executive Officers' annual base salaries and which is based on pre-selected personal performance criteria and certain specified Company profitability and performance goals; and options to purchase Company stock in amounts that are competitive with long term incentive award practices of comparable U.S. public companies, considering the amount of options that have been previously granted to each of the Executive Officers. The options, which correlate to executive grade levels, are granted generally on an annual basis at the then market value of the Company's stock and are normally exercisable under a four-year vesting schedule for a ten-year term, thus providing a direct relationship between Executive Officers' potentially realizable long term compensation amounts and actually recognizable increases in Stockholder value. The Committee's compensation policies are intended to reinforce the Company's performance-oriented compensation practices and are not limited by potential outcomes of non-deductibility of certain compensation amounts for federal tax purposes under the provisions of Section 162(m) of the Internal Revenue Code, as amended, and the regulations promulgated thereunder.

      Compensation for each of the Company's Executive Officers in 1993 was determined by the foregoing program except for Mr. Seawright, who did not participate in the MIP while he served during the last two months of the year as President and Chief Executive Officer, Mr. Tower, who also did not participate in the MIP nor did he receive any base salary while he served as interim President and Chief Executive Officer from August 31, 1993 to November 9, 1993, and Messrs. Freedman and Smith, whose annual base salaries, fringe benefits, and bonus compensation were established in individually negotiated employment agreements that were entered into during the acquisitions of their respective companies, the terms of which are more fully described elsewhere in this Proxy Statement.

      Compensation for Mr. Diaz, President and Chief Executive Officer of the Company from January 1, 1993 until August 31, 1993, included his annual base salary in the amount of $400,000. His new employment agreement continues his annual base salary at $400,000 and a MIP target opportunity of $240,000. Mr. Diaz did not receive any MIP bonus for 1993. The Committee awarded Mr. Diaz a grant of 37,000 non-qualified options to purchase Company stock in 1993. The size of the grant relative to all other 1993 option grants made by the Committee and based upon its projected value as of the grant date was determined to be within the guidelines which were developed by the Committee's executive compensation consulting firm, William M. Mercer, Incorporated. This grant becomes exercisable in 25% annual increments over the next four years and has a term of ten years from the date of grant.

      Compensation for Mr. Tower, interim President and Chief Executive Officer of the Company from August 31, 1993 until November 9, 1993, consisted of 30,000 non-qualified options to purchase Company stock, which options are vested and became exercisable in full as of March 10, 1994 with a term of ten years from the date of grant. The size of the grant relative to all other 1993 option grants made by the Committee and based upon its projected value as of the grant date was determined to be within the guidelines which were developed by William M. Mercer, Incorporated. Mr. Tower received no other compensation from the Company for his employment except for the normal life insurance and automobile benefits. He did receive other compensation in 1993 in connection with his service as a non-employee Director (from January 1, 1993 to August 31, 1993 and from November 9, 1993 through December 31, 1993) and the Chairman of the Board of the Company, all of which is more fully described elsewhere in this Proxy Statement.

      Compensation for Mr. Seawright, President and Chief Executive Officer of the Company from November 9, 1993, included a pro-rated portion of his annual base salary of $500,000, a signing bonus, and expense reimbursements pursuant to an employment agreement which is more fully described elsewhere in this Proxy Statement. Mr. Seawright was not eligible for any MIP bonus during 1993. Upon his election to office in November 1993, the Committee awarded Mr. Seawright a grant of 100,000 non-qualified options to purchase Company stock. The size of the grant relative to all other 1993 option grants made by the Committee and based upon its projected value as of the grant date was determined to be within the guidelines which were developed by William M. Mercer, Incorporated. This grant becomes exercisable in 25% annual increments over the next four years and has a term of ten years from the date of grant. Mr. Seawright also received other compensation in 1993 in connection with his service as a non-employee Director of the Company (from January 1, 1993 to November 9, 1993), all of which is more fully described elsewhere in this Proxy Statement.

      The Compensation and Stock Option Committee:

    A.L. Verville (Chairman)           J.F. Cauley            A. O'Brien

                             PERFORMANCE GRAPH

    COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN AMONG THE COMPANY, THE STANDARD & POOR'S ("S&P") MIDCAP 400 INDEX, AND THE S&P MIDCAP 400
                       CONSUMER PRODUCTS INDEX (13)

            12/31/88    12/31/89    12/31/90    12/31/91    12/31/92
12/31/93
STANHOME
INC.        $100.00     $144.50     $193.46     $217.37     $210.00     $211.48

S&P
MIDCAP
400          100.00      135.54      128.61      193.03      216.03     246.17

S&P
MIDCAP 400
CONSUMER
PRODUCTS     100.00      130.95      141.42      208.72      206.98     196.74
_______________________________________________________________________________
                                   -18-

      (13)This graphic presentation assumes one-time $100 investments in Stanhome's Common Stock and in market capital base-weighted amounts apportioned among all the companies whose equity securities constitute each of the two above named board equity market indices made as of the market close on the last trading day in 1988 and the automatic reinvestment of dividends, if any, into additional shares of the same class of equity securities constituting such investments at the frequency with which dividends were paid on such securities during the applicable fiscal years. The Company did not reselect the S&P 500 Consumers' Goods Index because S&P could not provide comparable cumulative total return information, assuming reinvestment of dividends, for that index during the requisite measurement period. Without taking dividend reinvestment into account, the S&P 500 Consumers' Goods Index has the following cumulative return information based upon an initial $100 investment on December 31, 1988: 12/31/89 $132.08; 12/31/90 $135.25; 12/31/91 $192.63; 12/31/92 $195.00; and 12/31/93
$193.27. (Sources: New York Stock Exchange Composite Tape and Standard & Poor's Compustat.)


              CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      Mr. Freedman, Executive Vice President of the Company and President and Chief Executive Officer of Enesco Corporation, has a minor indirect ownership interest in Cermex, Ltd., a supplier of ceramic giftware, which had sales to Enesco in 1993 of $1,095,122.

      Mr. Smith, Executive Vice President of the Company and President and Chief Executive Officer of The Hamilton Collection, Inc., has a 33% direct ownership interest in HGL Properties, Inc. which leases warehouse, office, and parking space to The Hamilton Collection, Inc. During 1993, Hamilton's payments to HGL for base rent, operating costs, and real estate taxes under the leases totaled $719,345. Under the amended lease agreements which expire on December 31, 1999, a combined annual base rental of $582,075 (plus operating costs and real estate taxes) is to be paid in periodic installments.

      In 1994 the Company will pay $3,015,540 to Mr. Smith, Executive Vice President of the Company and President and Chief Executive Officer of The Hamilton Collection, Inc., as the final installment of its 1989 stock purchase of The Hamilton Group Limited, Inc., in which Mr. Smith had a direct ownership interest of 33%. The total purchase price paid by the Company for Hamilton was determined by the Board based on its valuation of the assets of Hamilton and approximates $28,826,000.

                      INDEPENDENT PUBLIC ACCOUNTANTS

      Arthur Andersen & Co. has been engaged by the Company as independent public accountants since 1971. As recommended by its Audit Committee, the Board has appointed that firm as independent accountants for the Company for 1994 subject to ratification by the Stockholders. The treatment and effect of abstentions and broker non-votes will be as specified in the Election of Directors section of this Proxy Statement. It is intended that Proxies of Stockholders containing no designation to the contrary will be voted for the appointment of that firm. Representatives of Arthur Andersen & Co. are expected to attend the Annual Meeting and will be available to respond to appropriate questions and to make a statement if they so desire.

      AMENDMENT AND RESTATEMENT OF BY-LAWS INDEMNIFICATION PROVISION

      On January 26, 1993, the Board unanimously voted to amend and restate
Article V of the By-Laws of the Company to conform more closely to current

Massachusetts law. Adoption of the amendment and restatement of the Company's By-Laws provision regarding indemnification of Officers and Directors requires a Stockholder vote as set forth below.

Indemnification Amendment

      The Board has approved, subject to approval by the Stockholders, a new Article V of the Company's By-Laws (the "Indemnification Amendment") which provides as follows:

                                 ARTICLE V

                              INDEMNIFICATION


            In order to induce directors, officers, employees and other agents of the Corporation to serve as such and as partial consideration for such service, the Corporation shall, to the fullest extent and under the circumstances permitted by Massachusetts law, as amended from time to time, indemnify any person serving or who has served as a director or officer of the Corporation or a President or Vice President of any division of the Corporation or any person serving or who has served at the Corporation's request (1) as director or officer of a direct or indirect subsidiary of the Corporation or another organization or (2) in any capacity with respect to any employee benefit plan of the Corporation, and the Board of Directors may, to the extent legally permissible, indemnify any person serving or who has served as an employee or other agent of the Corporation or as an employee or other agent or in any capacity with respect to any employee benefit plan of a direct or indirect subsidiary of the Corporation or another organization, against all liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees, reasonably incurred by him or her in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which he or she may be involved or with which he or she may be threatened, while serving or thereafter, by reason of his or her being or having been such a director, officer, trustee, partner, person serving with respect to an employee benefit plan, employee or agent, except (unless otherwise permitted by Massachusetts law) with respect to any matter as to which he or she shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his or her action was in the best interest of the Corporation or, to the extent such matter relates to service with respect to an employee benefit plan, in the best interests of the participants or beneficiaries of such employee benefit plan. Expenses, including without limitation counsel fees, reasonably incurred by any such director, officer, person serving with respect to any employee benefit plan, employee or agent in connection with the defense or disposition of any such action, suit or other proceeding may be paid from time to time by the Corporation in advance of the final disposition thereof upon receipt of an undertaking by such individual to repay the amounts so paid to the Corporation if it shall be adjudicated that indemnification for such expenses is not authorized under this Article. The right of indemnification hereby provided shall not be exclusive of or affect any other rights to which any such director, officer, person serving with respect to any employee benefit plan, employee or agent may be entitled. Nothing contained in this Article shall affect any other rights to indemnification to which such directors, officers, persons serving with respect to an employee benefit plan, employees or agents may be entitled by contract or otherwise under law. The Board of Directors is authorized to enter into agreements regarding indemnification which are not inconsistent with the provisions of this Article.

      The purpose of the Indemnification Amendment is to conform Article V of the Company's By-Laws more closely to the indemnification authorized by
Section 67 of the Massachusetts Business Corporation Law and to provide indemnification protection to the specified individuals to the fullest extent currently permitted under the Massachusetts Business Corporation Law.

      While Article 6E of the Restated Articles of Organization of the Company, as amended, currently limits the monetary liability of Directors to the Company and the Stockholders for certain actions, neither the Company nor its Directors have any control over the initiation of litigation or other legal proceedings by parties other than the Company, or the scope of claims which may be made therein. Liability for certain types of claims by the Company or the Stockholders is not currently limited by
Article 6E, and any liabilities imposed upon Officers and certain other persons serving at the Company's request (as opposed to Directors) are not in any circumstances currently affected by Article 6E. Moreover, the current indemnification provisions in Article V of the By-Laws do not extend their protection to certain persons serving at the Company's request as directors and officers of Company subsidiaries or other organizations or serving in any capacity with respect to an employee benefit plan of the Company.

      The Company believes that the Indemnification Amendment is important to induce Directors, Officers and specified employees and other agents of the Company to serve as such and to enable such persons to exercise their independent business judgment without excessive concern for the costs and liabilities associated with possible litigation. To date the Company has not experienced any difficulties in attracting or retaining Directors and Officers. Neither the Company nor its Directors are aware of any pending or threatened litigation which might result in any claims for indemnification under the Indemnification Amendment. The Stockholders' approval of the Indemnification Amendment requires the affirmative vote of the holders of a majority of the Common Stock present in person or represented by Proxy at the Annual Meeting at which there is a quorum. The treatment and effect of abstentions and broker non-votes will be as specified in the Election of Directors section of this Proxy Statement.
The Board believes that the Indemnification Amendment is in the best interests of the Company and the Stockholders and recommends a vote FOR the approval of the Indemnification Amendment.

      It is intended that Proxies of Stockholders containing no designation to the contrary will be voted for the approval of the Indemnification Amendment.

                       PROPOSALS OF SECURITY HOLDERS

      Pursuant to rules of the Securities and Exchange Commission, a Stockholder owning of record or being the beneficial owner of at least $1,000 in market value of the Common Stock of the Company may present a proposal to be voted on at the 1995 annual meeting of Stockholders; and, provided such proposal meets all of the requirements of the rules and is received by the Company on or before November 18, 1994, it will be included in the proxy statement and form of proxy relating to such meeting.

                              OTHER BUSINESS

      The Annual Meeting is called for the purposes set forth in the Notice. The Board does not know of any matter for action by the Stockholders at the meeting other than the matters described in the Notice. However, the enclosed Proxy confers discretionary authority with respect to matters which are not known to the Board at the date of printing hereof and which may properly come before the meeting. It is the intention of the persons named in the Proxy to vote the Proxy in accordance with their best judgment on any such matter.

      The Company files an Annual Report on Form 10-K with the Securities and Exchange Commission. Stockholders may obtain a copy of the Annual Report for the fiscal year ended December 31, 1993 without charge by writing to the Clerk of the Company at 333 Western Avenue, Westfield, Massachusetts 01085.

                                       By order of the Board of Directors,

                                       STANHOME INC.


                                       BRUCE H. WYATT
                                       Clerk
March 18, 1994

                             PRELIMINARY COPY

         PROXY                   STANHOME INC.                 PROXY
                      ANNUAL MEETING OF STOCKHOLDERS
                              APRIL 28, 1994

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned, having read the Notice of Annual Meeting of Stockholders and Proxy Statement dated March 18, 1994, receipt of which is hereby acknowledged, does hereby appoint and constitute H.L. TOWER, G. WILLIAM SEAWRIGHT, and BRUCE H. WYATT, and each or any of them the attorneys and proxies of the undersigned, with power of substitution to each, for and in the name of the undersigned to vote and act at the Annual Meeting of Stockholders of Stanhome Inc. to be held at the principal executive offices of the Company at 333 Western Avenue, Westfield, Massachusetts, on Thursday, April 28, 1994 at 10:00 a.m. and at any postponement or adjournment thereof, with respect to all shares of Common Stock, par value $.125 per share, together with associated common stock purchase rights of said Company, standing in the name of the undersigned or with respect to which the undersigned is entitled to vote or act, with all the powers that the undersigned would possess if personally present and acting, as follows:

           (Continued and to be signed and dated on the reverse)

1. To elect Janet M. Clarke, Alejandro Diaz, Allan G. Keirstead, and Alla O'Brien as Class II Directors for a three-year term. If any of such nominees should be unavailable, the proxies or any of them may vote for substitute nominee(s) at their discretion.

            FOR all              TO WITHHOLD           (INSTRUCTION:  To
            nominees listed      authority to          withhold authority to
            above (except        vote for all          vote for one or more
            as marked to         nominees listed       individual nominees,
            the contrary)        above                 write the nominee's
                                                       name in the space
                                                       provided below.)

            ______               ______

            ______               ______               ______________________

2. To ratify the appointment by the Board of Directors of Arthur Andersen & Co. as independent accountants for 1994.

                                 FOR                   AGAINST ABSTAIN

                                 ______                ______  ______

                                 ______                ______  ______

3. To approve the amendment and restatement of the indemnification provision of the By-Laws of Stanhome Inc.

                                 FOR                   AGAINST ABSTAIN

                                 ______                ______  ______

                                 ______                ______  ______

4. To transact such other business as may properly come before the meeting and any postponement or adjournment thereof.

THIS PROXY WILL BE VOTED AS DIRECTED BUT IN THE ABSENCE OF SUCH DIRECTION, IT WILL BE VOTED FOR ITEMS 1, 2, AND 3 ABOVE.

                                         ______________________________

                                         ______________________________
                                         Please sign above exactly as
                                         name(s) appear(s) hereon.
                                         (When signing as attorney
                                          executor, administrator,
                                          trustee, guardian, etc. give
                                          title as such.  If joint
                                          account, each joint owner should
                                          sign.)

                                           __________________________, 1994
                                                   (Please date)

                                           I plan to attend the meeting
                                                                   ____
                                                                   ____